June 10, 2013

Zhongjixuan Investment Management Company Ltd.

3F, No. 4 Building

No.7 Wanshou Road (West)

Beijing, China

Attention: Mr. Feng Feng

Fax: 86-10-88211103

China Energy Industry Holding Group Co., Limited

6F, South Building

15B Wanshou Road

Beijing, China

Attention: Mr. Zhao Chuan Qi

Fax: 86-10-57273509

Dear Sirs:

We refer to the Share Purchase Agreement dated March 31, 2011 among Synthesis Energy Systems, Inc., China Energy Industry Holding Group Co., Limited and Zhongjixuan Investment Management Company Ltd., as amended on dated August 16, 2011 and December 30, 2011 (the “Agreement”), and hereby give you notice that the Agreement is terminated in accordance with clause 8.2.4 thereof.

Sincerely,

Synthesis Energy Systems, Inc.

/s/ Robert Rigdon

Robert Rigdon

President and Chief Executive Officer